EXHIBIT 99.1

NeXplore Corporation Announces Public Beta Launch
of NeXplore Search

FRISCO, Texas, Jan 04, 2008 (BUSINESS WIRE) -- NeXplore Corporation (OTC:NXPC), announced the public beta launch of NeXplore(TM) Search, an innovative Web 2.0 search destination optimized for a superior end-user experience, rich-media display and social network integration. NeXplore Search (www.NeXplore.com) was built from the ground up to make finding information on the Internet easier, more personal and worlds more fun.

Distinguishing features of NeXplore Search include:

-- A visually engaging, user-friendly, multi-media interface that makes navigation effortless and drill down obsolete.

-- Advanced refinement tools displaying Wikipedia and personalization features harness community intelligence to foster greater relevancy - in both search results and ad displays.

-- Universal search capability lets users explore videos, blogs, podcasts, photos, news and more.

"Obviously, users want fast and relevant results that help them find the products, people, places and information they're searching for. But they also want a more satisfying search experience, one that meshes cleanly with today's broadband-fast, media-rich, socially networked Web," said Dion Hinchcliffe, Web 2.0 industry guru and chief technology officer of NeXplore Corporation. "The distinctly unique and powerful experience NeXplore Search delivers is a direct result of incorporating user feedback into every step of the design process. We're confident NeXplore will soon become the search destination of choice for the growing number of consumers who've grown tired of traditional search."

Seamlessly integrated with NeXplore Search and also open for public beta is NeXplore Ads(TM), a full-lifecycle ad creation and management platform that allows marketers to quickly and easily design and execute high-yield campaigns comprised of a strategic blend of direct response and brand-building search ads. With NeXplore Ads, marketers can effortlessly create, manage and modify in real time highly targeted, interactive search advertising campaigns that meet today's exacting standards for vitality, efficiency and measurability.

"Consumers and marketers alike disdain intrusive, irrelevant ads; yet, this counterproductive situation permeates every aspect of today's search. We built NeXplore Search in tandem with NeXplore Ads to ensure that users consistently realize the very best, most productive and enjoyable search experience possible and marketers have the optimized tools and medium for effective campaign creation and delivery," said Edward Mandel, chief executive officer for NeXplore Corporation.

Mandel added, "Achieving this important milestone required unwavering dedication and commitment from every member of the NeXplore team. We're proud of what we've accomplished, and we look forward to building on this momentum as we accelerate our strategic business growth initiatives."

About NeXplore Corporation

NeXplore Corporation (OTC:NXPC) improves the online experience by providing Web tools and destinations that empower people to drive and define a World Wide Web perfectly suited for their unique needs, interests, and online pursuits. For advertisers, NeXplore offers a full array of search, display and interactive advertising products to reach and engage targeted consumers. For more information about NeXplore Corporation, visit www.nexplorecorporation.com.

Forward-Looking Statements: A number of statements contained in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the applicable statements. These risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the applicable statements. These risks and uncertainties include, but are not limited to: our ability to commercialize a proprietary product, our ability to generate product sales and operating profits, potential vulnerability of technology obsolescence, potential competitive products by better capitalized companies, potential difficulty in managing growth, dependence on key personnel, and other risks which will be described in future company Securities and Exchange Commission filings.

SOURCE: NeXplore Corporation

CONTACT: NeXplore Corporation

Investor Contact:
Stewart Clancy, 214-432-0637
sclancy@NeXplore.com
or
Media Contacts:
Rory Doherty, 214-459-6321
rdoherty@NeXplore.com